                                 Exhibit 23.3
                                 ------------


     We hereby consent to the filing of our opinion with the Securities and Exchange Commission as Exhibit 8.2 to the Registration Statement on Form S-4 and to the reference to our name under several captions in the joint proxy statement/prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.



                                                    /s/LeClair Ryan, P.C.
                                                    LeClair Ryan, P.C.



December 3, 2001